Form of Directors Version

                       ATLAS AIR WORLDWIDE HOLDINGS, INC.
                           RESTRICTED SHARE AGREEMENT



          THIS AGREEMENT, dated as of _______________, between Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the "COMPANY"), and ___________________ (the "DIRECTOR").


          WHEREAS, the Director has been granted an award under the Company's 2004 Long Term Incentive and Share Award Plan (the "PLAN") as described below; and


          WHEREAS, the plan of reorganization for the Company became effective on July 27, 2004 (the "EFFECTIVE DATE").


          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.


          1. AWARD OF SHARES. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Director is hereby awarded _____ restricted shares (the "RESTRICTED SHARES") of the Company's Common Stock, par value $.01 per share (the "AWARD"), subject to the terms and conditions of the Plan and those herein set forth. The Award is granted as of _______________ (the "DATE OF Grant"). Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.


          2. VESTING OF AWARD; TREATMENT UPON TERMINATION OF SERVICE. Unless otherwise provided by the Committee, all Awards of Restricted Shares under this Agreement and all dividends and other amounts receivable in connection with any adjustments to the Shares under Section 4(c) of the Plan shall be subject to the vesting schedule in this Section 2.


               (a) VESTING GENERALLY. Subject to the following provisions of this Section 2 and the other terms and conditions of this Agreement, this Award shall become vested in three (3) annual installments, with (i) the first installment (equal to _____ of the Restricted Shares) vesting on _____, (ii) the second installment (equal to _____ of the Restricted Shares) vesting on _____ and (iii) the third installment (equal to _____ of the Restricted Shares) vesting on _____. In the event of Termination of Service of the Director for any reason other than as set forth in Section 2(b) below, the Director shall be vested in the portion, if any, of the Award in which the Director is vested at the time of the Termination of Service under this Section 2(a). "TERMINATION OF


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SERVICE", as it relates to the Director, means the termination of the Director's directorship with the Company, its Subsidiaries and its Affiliates, as the case may be, with (a) the Director ceasing to serve as a director of a Subsidiary of the Company or one of its Affiliates being deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, unless the Director immediately thereafter becomes a director of the Company, another Subsidiary of the Company or an Affiliate, and (b) transfers among the Company and its Subsidiaries and Affiliates not being considered a Termination of Service.


               (b) TERMINATION. In the event of Termination of Service of the Director by reason of the Director's death or Disability (as defined below), the Award shall become immediately vested in full. For purposes of this Agreement, a Termination of Service shall be due to "DISABILITY" of the Director if upon such Termination of Service the Director qualifies for long term disability benefits under the Company's Long Term Disability Plan.


               (c) CHANGE IN CONTROL. Notwithstanding any provision of this
Section 2 to the contrary, the Award shall become immediately vested in full upon a Change in Control of the Company (as defined below). For purposes of this Agreement, "CHANGE IN CONTROL OF THE COMPANY" means and shall be deemed to have occurred if (i) any Person (within the meaning of the Exchange Act) or any two
(2) or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company (or other securities convertible into voting securities of the Company) representing 40% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors. For purposes of this Agreement, "CONTINUING DIRECTORS" shall mean the directors of the Company on the date hereof, and any person becoming a director after the date hereof, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

               (d) FORFEITURE. That portion of the Award which is not vested immediately following the Director's Termination of Service, as described above, shall be immediately forfeited to the Company.


          3. OTHER TERMS AND CONDITIONS. It is understood and agreed that the Award of Restricted Shares evidenced hereby is subject to the following terms and conditions:


               (a) CERTIFICATES. [If any Restricted Shares vest on the Effective Date] a certificate for such Restricted Shares shall be delivered to the Director following his execution of this Agreement. Restricted Shares scheduled to vest [on a date other than the Effective Date] shall be registered in the name of the Director and deposited with the Company, or its designee, together with a stock power


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endorsed in blank by the Director, and shall bear the following legend disclosing the restrictions imposed on such Restricted Shares by this Agreement (the "RESTRICTIVE LEGEND"):


                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND MAY BE SUBJECT TO REACQUISITION BY THE COMPANY UNDER THE TERMS OF THAT CERTAIN RESTRICTED SHARE AGREEMENT BY AND BETWEEN Atlas Air Worldwide Holdings, Inc. (THE "COMPANY") AND THE HOLDER OF THE SECURITIES. PRIOR TO LAPSE OF RESTRICTIONS AND VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE DIRECTLY OR INDIRECTLY SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE COMPANY.


Upon the vesting of Restricted Shares pursuant to Section 2 hereof, the certificates evidencing such vested Shares not bearing the Restrictive Legend shall be delivered to the Director or other evidence of vested Shares shall be provided to the Director.


               The certificates representing the Restricted Shares delivered to the Director as contemplated hereby also shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Restricted Shares are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.


               (b) RIGHTS OF A STOCKHOLDER. Prior to the time a Restricted Share is fully vested hereunder, the Director shall have no right to transfer, pledge, hypothecate or otherwise encumber or dispose of such Restricted Share. During such period, the Director shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2 hereof) at the time paid on such Restricted Shares.


               (c) NO RIGHT TO CONTINUED DIRECTORSHIP. This Award shall not confer upon the Director any right to continue as a director of the Company.


          4. TRANSFER OF SHARES. The Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.


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          5. EXPENSES OF ISSUANCE OF SHARES. The issuance of stock certificates hereunder shall be without charge to the Director. The Company shall pay, and indemnify the Director from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Shares.


          6. TAX WITHHOLDING [intentionally omitted]


                  7. REFERENCES. References herein to rights and obligations of the Director shall apply, where appropriate, to the Director's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.


          8. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

                           If to the Company:

                           Atlas Air Worldwide Holdings, Inc.
                           2000 Westchester Avenue
                           Purchase, New York  10577
                           Attn.: General Counsel

                           If to the Director:

                           At the Director's most recent address shown on the Company's corporate records, or at any other address which the Director may specify in a notice delivered to the Company in the manner set forth herein.


          9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws.


          10. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

          11. WAIVER AND ACKNOWLEDGEMENT. The Director agrees that the Plan supercedes and replaces all prior stock option and share incentive plans of the Company, and hereby waives any entitlement to any shares or options under any incentive plan other than the


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          Plan, and further agrees that Director has no right under any agreement to any options or stock of the Company except as specifically set forth in the Plan.

                            [Signature page follows]




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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                              ATLAS AIR WORLDWIDE HOLDINGS, INC.


                                              By:
                                                  ______________________________
                                                  Name:
                                                  Title:


                                              __________________________________
                                              Name of Director:


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